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                                                                    EXHIBIT 23.3

                       [PRUDENTIAL SECURITIES LETTERHEAD]

                                                              September 28, 1994

ICN Merger Corp.
3300 Hyland Avenue
Costa Mesa, California 92626

Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement on Form S-4, relating to the proposed merger of ICN Pharmaceuticals, Inc., SPI Pharmaceuticals, Inc., Viratek, Inc., ICN Biomedicals, Inc. and ICN Merger Corp., of our opinion letter appearing as Appendix B in the Joint Proxy Statement/Prospectus, which is a part of the Registration Statement, and the references thereto which appear under the captions "SUMMARY -- Opinions of Financial Advisers -- ICN," "THE MERGER -- Background of the Merger," "THE MERGER -- Reasons for the Merger; Recommendations of the Special Committees and the Boards of Directors -- ICN;" and "THE MERGER -- Opinions of Financial Advisors -- ICN." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                           PRUDENTIAL SECURITIES INCORPORATED
                                          ------------------------------------
                                           Prudential Securities Incorporated